UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2005

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-22083 (Commission File No.)	84-1116894 (I.R.S. Employer Identification No.)

12600 West Colfax, Suite C-420, Lakewood, Colorado         80215
(Address of principal executive offices)                            (Zip Code)

(303) 238-2000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 16, 2005, Global Med Technologies, Inc. (the “Company”) entered into a new Common Stock Purchase Agreement (“Purchase Agreement”) with Fusion Capital Fund II, LLC, (“Fusion Capital”). Pursuant to the terms of the Purchase Agreement, Fusion Capital has agreed to purchase from the Company up to $8,000,000 of the Company’s common stock over a thirty-two (32) month period. Pursuant to the terms of a Registration Rights Agreement, dated as of March 16, 2005, the Company agreed to file a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission covering shares which may be purchased by Fusion Capital under the Purchase Agreement. Once the Registration Statement has been declared effective, each trading day during the term of the Purchase Agreement the Company has the right to sell to Fusion Capital $12,500 of the Company’s common stock at a purchase price based upon the market price of the common stock on the date of each sale without any fixed discount to the market price. At the Company’s option, Fusion Capital can be required to purchase fewer or greater amounts of common stock each month. The company has the right to control the timing and the number of shares sold to Fusion Capital. This offering was made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act, 1933, as amended.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

     On March 15, 2005, the Company terminated a Common Stock Purchase Agreement entered into with Fusion Capital dated as of October 8, 2004.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

10.74	Termination Agreement, dated March 15, 2005

10.75	Common Stock Purchase Agreement, dated March 16, 2005

10.76	Registration Rights Agreement, dated March 16, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MED TECHNOLOGIES, INC. By: /s/ Michael I. Ruxin Michael I. Ruxin, M.D. Chief Executive Officer

Date: March 16, 2005